UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2004

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 10, 2004, Inspire Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. (“Deutsche Bank”) with regard to the issuance and sale of 2,200,000 shares of the Company’s common stock, $0.001 par value per share. The Underwriting Agreement grants Deutsche Bank a 30-day over-allotment option to purchase up to an additional 330,000 shares of the Company’s common stock. The shares will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-114517) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On November 10, 2004, the Company issued a press release announcing a public offering of common stock, a copy of which is attached hereto as Exhibit 99.1. On November 11, 2004, the Company issued a press release regarding the pricing of the offering, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description
1.1	Underwriting Agreement, dated November 10, 2004, by and between the Company and Deutsche Bank Securities Inc.

99.1	Press Release dated November 10, 2004

99.2	Press Release dated November 11, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
Chief Executive Officer

Dated: November 11, 2004

EXHIBIT INDEX

No.	Description
1.1	Underwriting Agreement, dated November 10, 2004, by and between the Company and Deutsche Bank Securities Inc.

99.1	Press Release dated November 10, 2004

99.2	Press Release dated November 11, 2004